UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 28, 2026

Autodesk, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-14338	94-2819853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Market Street, Ste. 400 San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

(415) 507-5000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ADSK	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 28, 2026, Autodesk, Inc., a Delaware corporation (“Autodesk” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Matterhorn Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Autodesk (“Merger Sub”), MaintainX Inc., a Delaware corporation (“MaintainX”), and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the securityholders’ agent.

Upon the terms and subject to conditions set forth in the Merger Agreement, Autodesk will acquire MaintainX for aggregate consideration of approximately $3.575 billion, subject to certain customary adjustments, through the merger of Merger Sub with and into MaintainX (the “Merger”), with MaintainX continuing as the surviving corporation in the Merger and a wholly-owned subsidiary of Autodesk (the “Surviving Corporation”).

Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger (“Effective Time”), each share of capital stock of MaintainX issued and outstanding immediately prior to the Effective Time (other than any shares (i) held in treasury or by Autodesk, Merger Sub, MaintainX or any of their respective subsidiaries immediately prior to the Effective Time or (ii) whose holders have perfected their appraisal rights under Delaware law) will be converted automatically into the right to receive the applicable consideration calculated as set forth in the Merger Agreement, without interest, and each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time will be converted automatically into one fully paid and non-assessable share of the Surviving Corporation. In addition, each option to purchase shares of common stock of MaintainX, other than an underwater option, that is vested, outstanding and unexercised immediately prior to the Effective Time will, as of the Effective Time, be cancelled and the holder thereof will be entitled to receive, for each share of MaintainX common stock subject to such option, the applicable consideration calculated as set forth in the Merger Agreement (net of the exercise price of such option). Each option to purchase shares of common stock of MaintainX (or portion thereof) that is unvested and outstanding immediately prior to the Effective Time, and each underwater option (whether or not vested), will, as of the Effective Time, be cancelled, terminated and extinguished, and will not be assumed by the Company, and no consideration will be paid with respect thereto. A portion of the aggregate consideration will be held in escrow for purchase price adjustments pursuant to the Merger Agreement. A portion of the consideration to certain key executives of MaintainX will be deposited into an escrow account at the Effective Time in accordance with the terms and conditions set forth in the holdback agreement between such key executive and Autodesk. Pursuant to the Merger Agreement, following the closing, Autodesk will grant awards of restricted stock units having an aggregate grant date value of $150 million to MaintainX’s continuing employees.

The Merger Agreement contains representations, warranties and covenants by the parties and indemnification rights in favor of Autodesk that are customary for a transaction of this nature. A portion of the aggregate consideration will be held in escrow to secure the indemnification obligations of the MaintainX securityholders. Autodesk has obtained customary representation and warranty insurance. The parties have agreed that the earliest date on which the transactions contemplated by the Merger Agreement will be consummated is August 3, 2026.

The consummation of the Merger is subject to customary closing conditions, including, among other things, the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

The Merger Agreement is not subject to financing conditions. Autodesk intends to finance the transactions contemplated by the Merger Agreement through a combination of cash on hand and debt financing, which debt financing is expected to include borrowings under a new 364-day term loan facility and may include borrowings under Autodesk’s revolving credit facility. The commitments under such revolving credit facility are expected to be increased in connection with the Merger Agreement transactions. Autodesk may seek to replace or refinance such financing with senior unsecured notes, bank financing and/or commercial paper.

The Merger Agreement also contains certain customary termination rights for a transaction of this type, including, among other things, the right of either party to terminate (subject to certain conditions) the Merger Agreement if the Merger has not occurred on or before 5:00 p.m. (Pacific Time) on November 28, 2026 (“End Date”), subject to two automatic extensions of three months each in the event regulatory approval has not been received at either the End Date or the extended end date.

The foregoing description of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is filed hereto as Exhibit 2.1 and is incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or MaintainX. The Merger Agreement contains representations and warranties by certain of the parties to the Merger Agreement, which were made only for purposes of the Merger Agreement and as of specified dates. The representations, warranties and covenants in the Merger Agreement were the product of negotiations among the parties and made solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on such representations, warranties or covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, MaintainX or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 7.01. Regulation FD Disclosures.

On May 28, 2026, Autodesk issued a press release announcing entry into the Merger Agreement. The press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

In addition, on May 28, 2026, Autodesk posted an investor presentation with respect to entry into the Merger Agreement on its investors.autodesk.com website. Autodesk uses its investors.autodesk.com website as a means of disclosing material non-public information, announcing upcoming investor conferences and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor Autodesk’s investor relations website in addition to following Autodesk’s press releases, SEC filings and public conference calls and webcasts.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished to the Securities and Exchange Commission and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by a specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated as of May 28, 2026, by and among Autodesk, Inc., Matterhorn Acquisition Corp., MaintainX Inc. and Shareholder Representative Services LLC

99.1	Press Release dated as of May 28, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplemental copies of any of the omitted exhibits and schedules upon request by the U.S. Securities and Exchange Commission.

Caution Regarding Forward-Looking Statements

This Current Report on Form 8-K, including Exhibit 99.1, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are based upon current expectations or beliefs, as well as assumptions about future events. Forward-looking statements include all statements that are not historical facts and can generally be identified by terms such as “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potentially,” or “will” or similar expressions and the negatives of those terms. These statements include, but are not limited to, statements regarding the acquisition of MaintainX, statements regarding the potential effects of the acquisition, and statements regarding the anticipated funding of the transaction through a combination of cash and debt financing, including the expected borrowings under a new 364-day term loan facility and potential borrowings under the Company’s revolving credit facility, the expected increase in commitments under such revolving credit facility and the potential replacement or refinancing of such financing with senior unsecured notes, bank financing and/or commercial paper, as well as all statements that are not historical facts. Actual results could differ materially from those expressed in or implied by the forward-looking statements due to a number of risks and uncertainties, including: the possibility that the conditions to the closing of the acquisition of MaintainX may not be satisfied or waived on the anticipated schedule or at all or that other events may cause the acquisition to not be completed; the potential impact to the business of MaintainX or MaintainX’s relationships with its customers, suppliers and employees due to the announcement of the acquisition; our ability to successfully integrate the acquisition and execute on our strategy and plan with respect to Autodesk Operations Solutions; risks related to costs related to the acquisition and an increase in our debt servicing obligations due to acquisition financing; the competitive environment in the industry and competitive responses to the acquisition; unanticipated impact of accounting for acquisitions; general economic conditions; and the risks and uncertainties described in the Company’s SEC reports, including under the heading “Risk Factors” in its most recent annual report on Form 10-K and quarterly reports on Form 10-Q, which are available at www.sec.gov. The forward-looking statements contained herein speak only as of the date of this report. Except as required by law, the Company does not undertake any obligation to update or revise its forward-looking statements to reflect events or circumstances after the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTODESK, INC.

By:	/s/ Janesh Moorjani
Janesh Moorjani
Executive Vice President and Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

Date: May 28, 2026

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